Exhibit 99.1

8x8, Inc. Prices $75 Million of Additional Convertible Senior Notes

SAN JOSE, Calif. – November 18, 2019 – 8x8, Inc. (NYSE: EGHT) today announced it has entered into an agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”) to purchase $75 million in additional aggregate principal amount of its currently outstanding 0.50% Convertible Senior Notes due 2024 (the “additional notes”). The additional notes will constitute a further issuance of, and form a single series with, 8x8’s outstanding 0.50% Convertible Senior Notes due 2024 issued on February 19, 2019 in the aggregate principal amount of $287,500,000 (the “existing notes” and, together with the additional notes, the “notes”). The additional notes will have substantially identical terms to the existing notes and are expected to be fungible with the existing notes for U.S. federal income tax purposes. Immediately after giving effect to the issuance of the additional notes, 8x8 will have $362,500,000 aggregate principal amount of 0.50% Convertible Senior Notes due 2024 outstanding.

8x8 estimates that the net proceeds from the sale of the additional notes, after deducting fees and estimated offering expenses payable by 8x8, will be approximately $72.5 million.

8x8 intends to use approximately $9.3 million of the net proceeds from the sale of the additional notes to pay the cost of capped call transaction to be entered into between 8x8 and Morgan Stanley or affiliates thereof (the “option counterparty”). 8x8 intends to use the remaining approximately $63.2 million of the net proceeds from this offering to add to its cash balances following the acquisition of Wavecell Pte. Ltd. in July 2019 that used approximately $73 million in cash, and for general corporate purposes.

The additional notes will have substantially identical terms to the Company’s existing notes. Accordingly, the additional notes are unsecured, senior obligations of 8x8, and pay interest semiannually at a rate of 0.50% per year. Prior to October 1, 2023, the notes are convertible only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The current conversion rate for the notes is 38.9484 shares per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $25.68 per share, and is subject to adjustment upon the occurrence of certain events. The initial conversion price represents a conversion premium of approximately 23% over the last reported sale price of $20.82 per share of 8x8’s common stock on The New York Stock Exchange on November 18, 2019. 8x8 will settle conversions of the notes by paying or delivering, as the case may be, cash, shares of its common stock, or a combination of cash and shares of its common stock, at its election.

8x8 may redeem all or any portion of the notes, at its option, on or after February 4, 2022 if the last reported sale price of 8x8’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which 8x8 provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Holders of notes may require 8x8 to repurchase their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the repurchase date. In addition, in connection with certain corporate events or if 8x8 issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their notes in connection with such corporate event or during the relevant redemption period.

In connection with the pricing of the additional notes, 8x8 entered into a privately negotiated capped call transaction with the option counterparty. The capped call transaction is expected generally to reduce the potential dilution to 8x8’s common stock upon any conversion of the notes at maturity and/or offset the cash payments 8x8 is required to make in excess of the principal amount upon conversion of the notes in the event that the market price of 8x8’s common stock is greater than the strike price of the capped call transaction, which initially corresponds to the initial conversion price of the notes or approximately $25.68 per share, with such reduction subject to a cap based on the cap price of the capped call transaction. The cap price of the capped call transaction will initially be $39.50 per share, which represents a premium of 90% over the last reported sale price of 8x8’s common stock on November 18, 2019, and is subject to certain adjustments under the terms of the capped call transaction. 8x8 expects that, in connection with establishing their initial hedge of the capped call transaction, the option counterparty or its affiliates: may enter into various cash-settled over-the-counter derivative transactions with respect to 8x8’s common stock concurrently with, or shortly after, the pricing of the additional notes, including with certain investors in the additional notes; and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of 8x8’s common stock in open market transactions following the pricing of the additional notes.

This activity could increase (or reduce the size of any decrease in) the market price of 8x8’s common stock or the notes at that time.

In addition, 8x8 has been advised by the option counterparty that the option counterparty or its affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to 8x8’s common stock and/or purchasing or selling 8x8’s common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the valuation period for the capped call transaction, which is expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity of the notes). This activity could also cause or avoid an increase or a decrease in the market price of 8x8’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy the notes, nor shall there be any sale of these notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus, copies of which may be obtained from Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, or by telephone at (866) 718-1649. J. Wood Capital Advisors acted as financial advisor to the Company in this transaction.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading Software-as-a-Service provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global cloud communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected closing of the offering and the intended use of net proceeds from the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the purchase agreement is subject to customary closing conditions, some of which are beyond the control of 8x8, and the fact that 8x8’s management will have broad discretion in the use of the proceeds from any sale of the notes, and other risks detailed from time to time in 8x8’s filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2019 and September 30, 2019. The forward-looking statements in this press release are based on information available to 8x8 as of the date hereof, and 8x8 does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Investor Relations Contact:

Victoria Hyde-Dunn

8x8, Inc.

1-669-333-5200

victoria.hyde-dunn@8x8.com